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                                                                  EXHIBIT 23.4


                         CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the use in this Registration Statement on Form S-4 on American National Bankshares Inc. of our letter to the Board of Directors of American National Bankshares Inc., included as Appendix IV to the Joint Proxy Statement/Prospectus that is a part of this amendment to the Registration Statement filed Dec. 8, 1995, and to references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                              SCOTT & STRINGFELLOW, INC.


                               /s/ SCOTT & STRINGFELLOW, INC.
                               ---------------------------------------------

Danville, Virginia
February 1, 1996